WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.




ex27


This schedule contains summary financial information extracted from the Company's consolidated statements of operations and balance sheets and is qualified in it's entirety by reference to such financial statements.


 SEMICON, INC.


Period type                                9 MOS
Fiscal year end                                             Jun 30 1997
Period end                                                   Mar 30 1997


Cash                                                             $117,000
Securities                                                              0
Receivables                                                    493,000
Allowances                                                      10,000
Inventory                                                       775,000
Current assets                                             1,409,000
 PP&E, gross                                              4,181,000
Depreciation                                               4,081,000
Total assets                                                1,510,000
Current liabilities                                       6,360,000
Bonds                                                         1,799,000
Common                                                       826,000
Preferred mandatory                                                0
Preferred                                                                 0
Other  SE                                                 (5,676,000)
Total liability and equity                            1,510,000
Sales                                                          3,848,000
Total revenues                                           3,848,000
CGS                                                          3,730,000
Total costs                                                 4,604,000
Other expenses                                                        0
Loss provision                                                         0
Interest expense                                            213,000
 Income, pretax                                           -756,000
Income tax                                                              0
 Income, continuing                                    -756,000
Discontinued                                                           0
Extraordinary                                               103,000
Changes                                                                  0
Net income                                                  -653,000
 EPS, primary                                                      -0.2
 EPS, diluted                                                       -0.2





13


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